EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated July 3, 2002 in this Annual Report on Form 10-KSB of Dr. Owl Online, Inc.

We also consent to the references to us under the heading "Experts" in such Document.


August 16, 2002

/s/  Malone & Bailey, PLLC
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Malone & Bailey, PLLC
Houston, Texas
www.malone-bailey.com



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